THE ALLIANCEBERNSTEIN PORTFOLIOS
ALLIANCEBERNSTEIN TAX-MANAGED WEALTH PRESERVATION STRATEGY

FORMER POLICIES	CURRENT POLICIES

Investment Objective:
Fundamental:				Non-fundamental:
The Strategy seeks to achieve a		The Strategy seeks to achieve
high total return without, in		a high total return without,
the opinion of the Adviser,		in the opinion of the Adviser,
undue risk to principal.		undue risk to principal.


Fundamental Investment Policies:	The Strategy may not issue any
The Strategy may not borrow		senior security (as that term
money in excess of 10% of		is defined in the 1940 Act) or
the value (taken at the lower		borrow money, except to the
of cost or current value) of		extent permitted by the 1940
its total assets (not including		Act or the rules and regulations
the amount borrowed) at the time	thereunder (as such statute,
the borrowing is made, and then		rules or regulations may be
only from banks as a temporary		amended from time to time) or
measure to facilitate the meeting	by guidance regarding, or
of redemption requests (not		interpretations of, or exemptive
for leverage) which might		orders under, the 1940 Act or
otherwise require the untimely		the rules or regulations thereunder
disposition of portfolio		published by appropriate
investments or pending			regulatory authorities.
settlement of securities
transactions or for			For the purposes of this
extraordinary or emergency		restriction, margin and
purposes. 				collateral arrangements,
					including, for example, with
					respect to permitted borrowings,
					options, futures contracts,
					options on futures contracts and
					other derivatives such as swaps
					are not deemed to involve the
					issuance of a senior security.


Related fundamental policy:		Related fundamental policy:
The Strategy may not issue any		Policy eliminated.
senior security (as that term
is defined in the 1940 Act),
if such issuance is specifically
prohibited by the 1940 Act or
the rules and regulations
promulgated thereunder.  For
the purposes of this restriction,
collateral arrangements with
respect to options, Futures
Contracts and Options on Futures
Contracts and collateral
arrangements with respect to
initial and variation margins
are not deemed to be the
issuance of a senior security.
(There is no intention for the
Strategy to issue senior
securities except as set forth
in [borrowing policy] above.)

The Strategy may not			The Strategy may not act as an
underwrite securities issued		underwriter of securities,
by other persons except to		except that the Strategy may
the extent that, in connection		acquire restricted securities
with the disposition of its		under circumstances in which,
portfolio investments, it may		if such securities were sold,
be deemed to be an underwriter		the Strategy might be deemed
under certain federal			to be an underwriter for
securities laws.			purposes of the Securities
					Act of 1933, as amended (the
					Securities Act).

The Strategy may not purchase		The Strategy may not purchase or
or retain real estate or		sell real estate except that
interests in real estate,		it may dispose of real estate
although the Strategy may		acquired as a result of the
purchase securities which		ownership of securities or
are secured by real estate		other instruments.  This
and securities of companies		restriction does not
which invest in or deal in		prohibit the Strategy from
real estate.				investing in securities or other
					instruments backed by real
					estate or in securities of
					companies engaged in the real
					estate business.

The Strategy may not make		Revise to permit inter-fund lending.
loans to other persons except
by the purchase of obligations		The Strategy may not make loans
in which the Strategy may		except through (i) the purchase
invest consistent with its		of debt obligations in
investment policies and by		accordance with its investment
entering into repurchase		objectives and policies; (ii)
agreements, or by lending		the lending of portfolio securities;
its portfolio securities		(iii) the use of repurchase
representing not more than 25%		agreements; or (iv) the making
of its total assets.			of loans to affiliated funds
					as permitted under the 1940 Act,
					the rules and regulations thereunder
					(as such statutes, rule or regulations
					may be amended from time to time),
					or by guidance regarding, and
					interpretations of, or exemptive
					orders under, the 1940 Act.

The Strategy may not invest		The Strategy is diversified.
more than 5% of its total
assets in the securities of
any one issuer (other than
U.S. Government securities
and repurchase agreements
relating thereto), although
up to 25% of the Strategys
total assets may be invested
without regard to this restriction.

The Strategy may not invest		The Strategy may not concentrate
more than 25% of its total		investments in an industry, as
assets in the securities of		concentration may be defined
any one industry. 			under the 1940 Act or the
					rules and regulations thereunder
					(as such statute, rules or
					regulations may be amended from
					time to time) or by guidance
					regarding, interpretations of, or
					exemptive orders under, the 1940
					Act or the rules or regulations
					thereunder published by appropriate
					regulatory authorities.

The Strategy may purchase		The Strategy may not purchase or
and sell futures contracts		sell commodities regulated by the
and related options.			Commodity Futures Trading Commission
					under the Commodity Exchange
					Act or commodities contracts
					except for futures contracts and
					options on futures contracts.

Related non-fundamental policy:		Related non-fundamental policy:
Under CFTC regulations in		Restriction eliminated.
existence at the time of the
adoption of this policy, the
Strategy will not enter into
transactions in commodity
futures contracts or
commodity option contracts
for other than bona fide
hedging purposes, unless the
aggregate initial margin and
premiums do not exceed 5% of
the fair market value of
the Strategys total assets.


Non-fundamental Investment Policies:

The Strategy will at all		Policy eliminated.
times hold at least 40% of
its total assets in tax-exempt,
investment grade, fixed-income
securities, each having a
duration less than that of a
10-year Treasury bond.
The Strategys fixed-income
asset class will always
comprise at least 50%, but
not more than 90%, of its
total assets.  The equity
class will always comprise
at least 10%, but never more
than 50%, of the Strategys
total assets.

The Strategy may invest up		Restriction eliminated
to 10% of its net assets in
convertible securities.

The Strategy may write			Restriction eliminated
covered exchange-traded call
options on its securities up
to 15% of its total assets,
and purchase exchange-traded
call and put options on
common stocks up to 10% of
its total assets.

Related non-fundamental policy:		Related non-fundamental policy:
The Strategy will not purchase		Restriction eliminated.
put and call options if as
a result more than 10% of
its total assets would be
invested in such options.

The Strategy may make short		Restriction eliminated.
sales of securities or
maintain a short position,
but only if at all times
when a short position is
open not more than 33% of
its net assets is held as
collateral for such short
sales.

The Strategy may invest up		Restriction eliminated.
to 5% of its total assets
in rights or warrants.

The Strategy may invest up		The Strategy will limit its
to 15% of its net assets		investment in illiquid securities
in illiquid securities.			to no more than 15% of net
					assets or such other amount
					permitted by guidance regarding
					the 1940 Act.

Related non-fundamental policy:		Related non-fundamental policy:
Investment in non-publicly		Restriction eliminated.
traded securities is restricted
to 5% of the Strategys total
assets (not including for
these purposes Rule 144A
securities, to the extent
permitted by applicable
law) and is also subject
to the Strategys restriction
against investing more
than 15% of total assets
in illiquid securities.

The Strategy may make loans		The Strategy may lend portfolio
of portfolio securities up to		securities to the extent permitted
25% of its total assets			under the 1940 Act or the rules
(including collateral for any		and regulations thereunder
security loaned).			(as such statute, rules or
					regulations may be amended from
					time to time) or by guidance
					regarding, interpretations of, or
					exemptive orders under, the 1940 Act.

The Strategy generally may		Restriction eliminated.
not invest more than 10% of
its total assets in asset-backed
securities without obtaining
appropriate regulatory relief.

The Strategy may, with the		The Strategy may invest in the
approval of the Strategys		securities of other investment
Trustees and upon obtaining		companies, including exchange-
such exemptive relief from		traded funds, to the extent
the SEC as may be necessary,		permitted under the 1940 Act or
invest in shares of one or		the rules and regulations thereunder
more other investment			(as such statute, rules or
companies advised by Alliance.		regulations may be amended from
					time to time) or by guidance
					regarding, interpretations of, or
					exemptive orders under, the 1940
					Act or the rules or regulations
					thereunder published by appropriate
					regulatory authorities.

					The Strategy may not purchase
					securities on margin, except (i)
					as otherwise provided under rules
					adopted by the SEC under the 1940
					Act or by guidance regarding the
					1940 Act, or interpretations
					thereof, and (ii) that the
					Strategy may obtain such short-term
					credits as are necessary for the
					clearance of portfolio transactions,
					and the Strategy may make margin
					payments in connection with futures
					contracts, options, forward
					contracts, swaps, caps, floors,
					collars and other financial
					instruments.